Exhibit 5.1

TROUTMAN SANDERS LLP Attorneys at Law Troutman Sanders Building 1001 Haxall Point P.O. Box 1122 (23218-1122) Richmond, Virginia 23219 804.697.1200 telephone

June 27, 2013

Eastern Virginia Bankshares, Inc.

330 Hospital Road

Tappahannock, Virginia 22560

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Eastern Virginia Bankshares, Inc., a Virginia corporation (the “Company”), in connection with the preparation of the Company’s above-referenced registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 27, 2013. The Registration Statement relates to the proposed offer and sale of the following securities by the selling securityholders identified in the Registration Statement:

a)	4,649,919 shares of the Company’s common stock, $2.00 par value per share (the “Common Shares”);

b)	5,240,192 shares of the Company’s Non-Voting Mandatorily Convertible Non-Cumulative Preferred Stock, Series B, $2.00 par value per share (the “Preferred Shares”);

c)	5,240,192 shares of the Company’s common stock, $2.00 par value per share, to be issued upon conversion of the Preferred Shares (the “Underlying Common Shares,” and together with the Common Shares and the Preferred Shares, the “Securities”); and

d)	any additional shares of the Securities as may be issued from time to time with respect to shares being registered as a result of stock dividends, stock splits, recapitalizations, mergers, reorganizations, combinations, exchanges or similar events.

This opinion is being furnished to you at your request in accordance with the requirements of Item 601(b)(5)(i) of
Regulation S-K.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by the Company’s officers and representatives, and other documents as we have deemed necessary or advisable for the purposes of rendering the opinion set forth herein, including (i) the corporate and organizational

ATLANTA BEIJING CHICAGO HONG KONG NEW YORK NORFOLK ORANGE COUNTY PORTLAND RALEIGH RICHMOND SAN DIEGO SHANGHAI TYSONS CORNER VIRGINIA BEACH WASHINGTON, DC

Eastern Virginia Bankshares, Inc.

June 27, 2013

documents of the Company, including the Amended and Restated Articles of Incorporation, as amended to date, and the Bylaws of the Company, as amended to date, (ii) the resolutions of the Board of Directors of the Company with respect to the Registration Statement and the offering and sale of the Securities, and (iii) the Registration Statement and exhibits thereto, including the Prospectus comprising a part thereof.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of signatures not witnessed by us, (v) the due authorization, execution and delivery of all documents by all parties, other than the Company, and the validity, binding effect and enforceability thereof and (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. We have further assumed that (x) the Registration Statement and any amendment thereto will have become effective (and will remain effective at the time of issuance of the Securities thereunder) and (y) the Prospectus describing the Securities will be filed with the Commission to the extent required by applicable law and relevant rules and regulations of the Commission.

Based on the foregoing and in reliance thereon, and subject to the limitations, qualifications, assumptions, exceptions and other matters set forth herein, we are of the opinion that:

(1)    the Securities to be sold by the selling securityholders have been duly authorized.

(2)    the Common Shares and the Preferred Shares are validly issued, fully paid and nonassessable.

(3)    the Underlying Common Shares issuable upon conversion of the Preferred Shares will be validly issued, fully paid and nonassessable when converted as described in the Registration Statement.

We are members of the bar of the Commonwealth of Virginia and are not purporting to be experts on, or generally familiar with, or qualified to express legal conclusions based upon, laws of any state or jurisdiction other than the federal laws of the United States of America and the Commonwealth of Virginia and we express no opinion as to the effect of the laws of any other jurisdiction or as to the securities or blue sky laws of any state (including, without limitation, Virginia), municipal law or the laws of any local agencies within any state (including, without limitation, Virginia). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Eastern Virginia Bankshares, Inc.

June 27, 2013

Our opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention and we disavow any undertaking to advise you of any changes in law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus and Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Commission promulgated thereunder.

This opinion may not be relied upon, furnished or quoted by you for any other purpose without our prior written consent.

Very truly yours,

/s/ Troutman Sanders LLP